UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2020

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25B Vreeland Road
Florham Park, NJ 07932
(Address of Principal Executive Offices, and Zip Code)
(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2020, the Board of Directors (the “Board”) of PDS Biotechnology Corporation (the “Company”) appointed Otis W. Brawley, M.D., MACP, FASCO, FACE, as a Class C director and new member of the Board, effective immediately, to serve until the Company’s 2021 annual meeting of stockholders or until his earlier resignation or removal. Dr. Brawley was appointed to fill the remaining vacancy on the Board.  Dr. Brawley will not serve on any of the Board’s committees.

Dr. Brawley, age 61, is a board certified Medical Oncologist. Dr. Brawley is the Bloomberg Distinguished Professor of Oncology and Epidemiology at Johns Hopkins University, a position he has held since January, 2019. Dr. Brawley is a current member of the National Cancer Institute’s (NCI) Board of Scientific Counselors.  Dr. Brawley served as the Chief Medical and Scientific Officer at the American Cancer Society from 2007 through 2018, and is a former member of the FDA Oncologic Drug Advisory Committee (ODAC).  From April 2001 to December 2018 Dr Brawley was a Professor of Medicine and Oncology at the Emory University School of Medicine and Professor of Epidemiology at the Emory University Rollins School of Public Health.  He was also previously a senior investigator at the National Institute of Health (NIH) and NCI. In 2013, he was the recipient of a Special Recognition Award from the American Society of Clinical Oncology. Dr. Brawley received his M.D. from the University of Chicago Pritzker School of Medicine and his B.S. in chemistry from the University of Chicago.  Dr. Brawley has served on several nonprofit boards and is currently on the board of The Jackson Laboratory, a nonprofit biomedical research institution.

There are no arrangements or understandings between Dr. Brawley and any other persons pursuant to which he was chosen as a director of the Company. There are no family relationships between Dr. Brawley and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Dr. Brawley is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

On November 3, 2020, Dr. Brawley was granted an option to purchase 9,000 shares of the Company’s common stock at an exercise price of $2.09 per share, which was the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant. The option will vest in three equal annual installments of 3,000, each following the date of grant, subject to Dr. Brawley’s continuous service.

Item 8.01	Other Events.

On November 5, 2020, the Company issued a press release announcing the appointment of Dr. Brawley, as a director. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated November 5, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION
Date: November 5, 2020	By:	/s/ Frank Bedu-Addo, Ph.D.
Name: Frank Bedu-Addo, Ph.D.
Title: President and Chief Executive Officer